CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is effective as of January 1, 2016  (the “Effective Date”), by and between MABVAX THERAPEUTICS HOLDINGS, INC. (the “Company”), and
JEFFREY RAVETCH (the “Consultant”).

Section 1.

SERVICES

The Company hereby retains Consultant and Consultant hereby agrees to render consulting services (“Services”) to the Company for the term of this Agreement.  The Services shall include, but are not limited to, those duties set forth in Exhibit A hereto.  The Consultant will not perform any Services for the Company except as authorized or requested by the Company.

Section 2.

TERM AND TERMINATION

a.

This Agreement is effective as of the Effective Date, and will terminate on December 31, 2017 (the “Termination Date”), unless terminated earlier pursuant to subsection (b) below or extended by mutual consent of the Consultant and the Company.

b.

This Agreement may be terminated (i) for any reason by the Company at any time prior to the Termination Date by giving thirty (30) days’ written notice of termination to Consultant, and (ii) for cause by the Consultant at any time prior to the Termination Date by giving written notice of termination setting forth in reasonable detail the basis for the termination and providing the Company with thirty (30) days’ opportunity to cure.

c.

Termination of this Agreement shall not affect (i) the Company’s obligation to pay for Services previously rendered by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under Section 3 of this Agreement, or (ii) the Consultant’s continuing obligations to the Company under Sections 5, 7 and 8 of this Agreement, or (iii) provide to the Company any completed or uncompleted work product undertaken while this Agreement was in effect.

Section 3.

COMPENSATION

a.

The Company will compensate the Consultant based on the following rates put forth in Exhibit A.

b.

The Company shall reimburse the Consultant for actual travel and other out-of-pocket expenses performed pursuant to the Company’s express written request, reasonably incurred up to a pre-approved amount, after submission of reasonably detailed invoices documenting such expenses.  Consultant is responsible for all other travel and other out of pocket expenses incurred in connection with this agreement.

Section 4.

RELATIONSHIP OF THE PARTIES; NO CONFLICTS

a.

Notwithstanding any provision of this Agreement to the contrary, the Consultant is and shall at all times be an independent contractor and not an employee of the Company.  The Consultant shall have no right under this Agreement, or as a result of its, his or her consulting services to the Company, to participate in any other employee, retirement, insurance or other benefit program of the Company, nor will the Company make any deductions from the Consultant’s compensation for taxes, the payment of which shall be solely the Consultant’s responsibility.

b.

The Consultant represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of the Consultant or right of any third party.

Section 5.

NONDISCLOSURE OF CONFIDENTIAL INFORMATION

a.

The Consultant recognizes and acknowledges that certain knowledge and information which it, he or she will acquire or develop during the provision of Services relating to the business of the Company, and the parties shall abide by the Mutual Non-Disclosure Agreement between them dated as of February 18, 2014 (“MNDA”) with respect to Confidential Information that may be exchanged hereunder as defined therein.  (herein, “Confidential Information”).

Section 6.

LIMITATION OF LIABILITY

a.

CONSULTANT MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING ITS SERVICES HEREUNDER, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, OR WITH RESPECT TO THE ACCURACY, COMPLETENESS, OPERABILITY, OR USEFULNESS OF THE SERVICES OR THE RESULTS THEREOF.  Company assumes full responsibility, and Consultant shall not be liable for, (i)  Company's use and application of the services hereunder, (ii) the adequacy, accuracy, interpretation or usefulness of the services, and (iii) the results or information developed from Company's use or application of the services.  Company waives any claim or rights of recourse on account of claims against Consultant either in Company's own right or on account of claims against Consultant by third parties, and Company shall indemnify and hold Consultant harmless against any claims, liabilities, demands or suits of third parties.  The foregoing waiver and indemnity shall apply to any claims, rights of recourse, liability, demand or suit for personal injury, property damage, or any other damage, loss or liability, directly or indirectly arising out of, resulting from or in any way connected with the Services hereunder, or the use, application, adequacy, accuracy, interpretation, usefulness, or management of the Services, or the results of information developed from any use or application of the Services, and whether based on contract obligation, tort liability (including negligence) or otherwise.

Section 7.

 INTELLECTUAL PROPERTY

a.

“Intellectual Property” includes any and all new or useful art, discovery, improvement, technical development, or invention, whether or not patentable and all related know-how, designs, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artworks, software or other copyrightable or patentable work, that the Consultant, solely or jointly with others, makes, conceives or reduces to practice that resulted from the Consultant’s Services for the Company or is derived from Company Confidential Information under this Agreement.  All right, title and interest of every kind and nature whatsoever in and to the Intellectual Property made, discussed, developed, secured, obtained or learned by the Consultant during the term of this Agreement, or the 60-day period immediately following termination of this Agreement, are hereby assigned to the Company, and shall be the sole and exclusive property of the Company for any purposes or uses whatsoever, and shall be disclosed promptly by the Consultant to the Company.

b.

The Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit any patents, copyrights and other property rights in any and all countries, with respect to any Intellectual Property, and the Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purposes of this Agreement with respect thereto.  In the event that the Company is unable for any reason to secure the Consultant’s signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Intellectual Property (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), after a written demand is made therefor upon the Consultant (which shall refer to the provisions of this paragraph), the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agents and attorneys-in-fact to act for and on the Consultant’s behalf and instead of the Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by the Consultant.

Section 8.

NON-SOLICITATION AND COVENANT NOT TO COMPETE

In view of the Consultant’s receipt of Confidential Information:

a.

During the term of this Agreement and for a period of twelve (12) months thereafter, the Consultant agrees that, without the prior written consent of the Company, the Consultant will not, directly or indirectly, on its, his or her behalf or on behalf of any other person or entity, (i) call upon, solicit, divert or take away or attempt to solicit, divert or take away any of the customers, business, business partners or patrons of the Company; or (ii) employ, solicit or attempt to solicit for employment any person who is then an employee of or consultant to the Company or who was an employee of or consultant to the Company at any time during the twelve (12) month period immediately prior to the date of the subject solicitation.

b.

During the term of this Agreement and for a period of twelve (12) months thereafter, the Company agrees that, without the prior written consent of the Consultant, the Company will not, directly or indirectly, on its, his or her behalf or on behalf of any other person or entity, (i) call upon, solicit, divert or take away or attempt to solicit, divert or take away any of the customers, or sub-contractors of the Consultant; or (ii) employ, solicit or attempt to solicit for employment any person who is then sub-contractor to the Consultant or who was a sub-contractor to the Consultant at any time during the twelve (12) month period immediately prior to the date of the subject solicitation.

Section 9.

EMPLOYMENT OF ASSISTANTS

Should the Consultant deem it necessary to employ assistants to aid it, him or her in the performance of the Services, the Consultant shall so notify the Company and obtain the Company’s prior written consent.  The parties agree that the Company will not direct, supervise, or control in any way such assistants to the Consultant in their performance of Services.    Consultant shall impose upon such assistants the same confidentiality obligations as contained in this Agreement.

Section 10.

RIGHTS AND REMEDIES UPON BREACH

If the Consultant breaches or threatens to commit a breach of any of the provisions of Sections 5, 7 or 8 of this Agreement (the “Restrictive Covenants”), the Company shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.  The Company shall also have any other rights and remedies available to the Company under law or in equity.

Section 11.

MISCELLANEOUS

a.

This Agreement shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflict of laws among different jurisdictions.

b.

Except as provided in Section 10 above, the parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in San Diego County, California, in accordance with the rules then in effect of the American Arbitration Association.  The arbitrator may grant injunctions or other relief in such dispute or controversy, and may award the prevailing party its counsel fees and expenses.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction.  The Company and the Consultant shall each pay one-half of the costs and expenses of such arbitration, and subject to the foregoing; each shall separately pay its respective counsel fees and expenses.

c.

This Agreement is the entire agreement of the parties with respect to the Services to be provided by the Consultant and supersedes any prior agreements between the parties with respect to the subject matter of this Agreement, provided that this Agreement is not intended to overlap with, supersede or modify the MNDA or the Collaborative Research Agreement between Rockefeller University and Company dated July 1, 2015.  This Agreement may only be amended in writing by the Company and the Consultant and their respective permitted successors and assigns.

d.

The Consultant may not assign, subcontract or otherwise delegate its, his or her obligations under this Agreement without the Company’s prior written consent.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

e.

Either party’s failure to enforce any right resulting from a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

f.

All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by either certified mail return receipt requested, nationally recognized courier, facsimile or hand delivery to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party.  All notices shall be effective (i) when delivered personally, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) the business day when delivered by a nationally recognized courier, or (iv) upon receipt if sent by certified or registered mail.

Company:

MabVax Therapeutics, Inc.

11535 Sorrento Valley Road, Suite 400

San Diego, CA 92121

Attn: David Hansen

Consultant:

g.

If any of the provisions of this Agreement are found to be invalid under an applicable statute or rule of law, they are to be enforced to the maximum extent permitted by law and beyond such extent are to be deemed omitted from this Agreement, without affecting the validity of any other provision of this Agreement.

h.

This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

Having understood and agreed to the foregoing, the Company and the Consultant have signed this Agreement as of the day and year written above.

COMPANY

CONSULTANT

By:

/s/ David Hansen

By:

/s/ Jeffrey Ravetch

Name:

David Hansen

Name:   Jeffery Ravetch, M.D., Ph.D

Title:

President and CEO

Title:

Dated:  4/1/16

Dated:  4/1/16

EXHIBIT A

DUTIES OF CONSULTANT

Dr. Jeffery Ravetch will provide services in support of technology and product development as well as corporate development.  Some activities will include, but are not limited to, the following:

•

Providing scientific and technical advice on the discovery and development efforts of the Company primarily related to monoclonal antibodies.

•

Provide clinical development advice on the Company’s leading antibody candidates.

•

Identification of and introduction to potential corporate partners.

•

Help to facilitate the Company’s capital raising efforts by providing expert knowledge and perspective to potential investors.

The Consultant shall report to and receive direction from the President & CEO.

Consultant Compensation:  The Consultant will be paid a total of $100,000 per year in consulting fees for 2016 and 2017.

Consultant shall receive a full payment of $100,000 upon execution of this consulting agreement covering all of 2016 services.  Payments for 2017 will be made within two weeks of the start of each quarter.  Each payment will be $25,000.